As filed with the Securities and Exchange Commission on
                       April 29, 1998

                                            Registration No.
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM S-3
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933

                     EP MedSystems, Inc.
   (Exact name of registrant as specified in its charter)

 New Jersey              5047           22-3212190
(State of                (Primary SIC   (I.R.S. Employer
 incorporation)          Code Number)   Identification
                                        Number)

                      100 Stierli Court
                  Mount Arlington, NJ 07856
                       (973) 398-2800
   (Address and telephone number of registrant's principal
                     executive offices)

          James J. Caruso, Chief Financial Officer
                     EP MedSystems, Inc.
                      100 Stierli Court
                  Mount Arlington, NJ 07856
                  Telephone (973) 398-2800
  (Name, address and telephone number of agent for service)

                         Copies to:
                  Dean M. Schwartz, Esquire
            Stradley, Ronon, Stevens & Young, LLP
                  2600 One Commerce Square
                   Philadelphia, PA 19103
                  Telephone (215) 564-8000
      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED  SALE  TO
THE PUBLIC: From time to time after the effective date of this Registration Statement.
      If  the only securities being registered on this  Form
are   being   offered  pursuant  to  dividend  or   interest
reinvestment plans, please check the following box.  [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

               Calculation of Registration Fee

  Title of each     Amount       Proposed     Proposed maximum   Amount
    class of        to be        maximum        aggregate          of
 securities to                offering price     offering       registration
 be registered    registered   per unit (1)      price (1)          fee
 --------------   ----------  --------------   -------------   ------------
 Common Stock,
 no par value     2,250,000      $2.8125         $6,328,125     $1,866.80

1. Estimated solely for purposes of calculating the registration fee based on the closing price of the Common
  Stock on April 28, 1998.
2.


         SUBJECT TO COMPLETION, DATED APRIL 29, 1998
PROSPECTUS
                     EP MEDSYSTEMS, INC.
              2,250,000 Shares of Common Stock

This Prospectus relates to 2,250,000 shares of common stock, no par value, stated value $.001 per share ("Common Stock"), of EP MedSystems, Inc., a New Jersey corporation (the "Company"), which may be offered from time to time by certain security holders of the Company (the "Selling Security Holders"), or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through brokers or agents in one or more transactions at varying prices determined at the time of sale or at fixed or negotiated prices. See "Plan of Distribution."

The Company will not receive any of the proceeds from the sale of the 2,250,000 shares of Common Stock (the "Shares") offered hereby by the Selling Security Holders. The expenses of the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), and the registration or qualification of the Shares under any applicable state securities laws will be paid by the Company. The aggregate proceeds to the Selling Security Holders will be the offering price of the Shares sold, less applicable agents' commissions and underwriting discounts, if any.

All of the Shares were "restricted securities" under the Securities Act prior to their registration hereunder. The Company sold all of the Shares to the Selling Security Holders in a private transaction on April 9, 1998. The shares of Common Stock sold in such transaction constitute the Shares being registered hereunder.

The  Common  Stock is traded on the Nasdaq  National  Market
("Nasdaq") under the symbol "EPMD." On April 28, 1998, the last reported sale price of the Common Stock was $2.8125 per share.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                   Proceeds to
                         Underwriting   Proceeds     Selling
               Price to  Discounts and     to       Security
                Public    Commissions   Company    Holders
                 (1)          (2)         (3)         (4)
               --------   -----------   -------    ----------
Per Share      $2.8125        --           --      $6,328,125
Total          $2.8125        --           --      $6,328,125

1. Represents the last reported sale price per share of Common Stock on Nasdaq on April 28, 1998.

2.   Cannot be estimated at this time.

3. The Company will pay estimated expenses of $46,000 in connection with the offering of the Shares by the Selling
  Security Holders.

4.      Before   applicable   underwriting   discounts    or
  commissions, which cannot be estimated at this time.

      The date of this Prospectus is April     , 1998.

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY INDICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                      TABLE OF CONTENTS
                                                      Page
Available Information                                  1
Incorporation of Certain Documents by Reference        2
Forward Looking Statements                             2
Risk Factors                                           3
The Company                                            3
Use of Proceeds                                        3
Selling Security Holders                               4
Plan of Distribution                                   5
Legal Matters                                          6
Experts                                                6

                    AVAILABLE INFORMATION

The Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act with respect to the Shares of Common Stock offered by this Prospectus. This Prospectus, filed as part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted in accordance with the Commission's rules and regulations. For further information with respect to the Company and the Shares offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. The statements in this Prospectus are qualified in their entirety by reference to the contents of any agreement or other document incorporated herein by reference, a copy of which is filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission. A copy of the Registration Statement may be inspected without charge at the Commission's principal offices, and copies of all or any part of the Registration Statement may be obtained from such office upon payment of the fees prescribed by the Commission.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission in Washington, D.C. (450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549) and at the Commission's Regional Offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). The Company is an electronic filer and the Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the web site is "http://www.sec.gov." The Company's reports, proxy statements and other information may also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission by the Company are incorporated by reference into this Prospectus:

     (1) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;
     (2)  The Company's Current Report on Form 8-K dated April
       14, 1998;
     (3) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed April 19, 1996; and

All  documents  filed  with the Commission  by  the  Company pursuant  to  Section  13(a), 13(c),  14  or  15(d)  of  the
Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed modified, superseded or replaced for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this Prospectus.

The Company will provide without charge to each person, including any beneficial owner of Common Stock, to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to EP MedSystems, Inc. 100 Stierli Court, Mount Arlington, NJ 07856, Attention: Corporate Secretary, telephone: (973) 398-2800.

                 FORWARD-LOOKING STATEMENTS

In addition to historical information, this Prospectus contains forward-looking statements relating to such matters as anticipated financial and operational performance, business prospects, technological developments, results of clinical trials, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. The Company notes that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. When used in this Prospectus, the words or phrases "believes," "anticipates," "expects," "intends," "will likely result," "estimates," "projects" or similar expressions are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. Such forward-looking statements are only predictions, and the actual events or results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those matters discussed herein in the section entitled "Risk Factors."

The Company cautions readers to review the cautionary statements set forth in this Prospectus and in the Company's other reports filed with the Securities and Exchange Commission and cautions that other factors may prove to be important in affecting the Company's business and results of operations. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this report.

                        RISK FACTORS

AN INVESTMENT IN THE COMPANY'S COMMON STOCK IS SPECULATIVE IN NATURE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD ONLY BE MADE BY AN INVESTOR WHO CAN AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. PROSPECTIVE PURCHASERS SHOULD CAREFULLY CONSIDER THE RISK FACTORS CONTAINED IN THE SECTION TITLED "FACTORS THAT MAY IMPACT FUTURE OPERATIONS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AND OTHER PERIODIC REPORTS FILED UNDER THE EXCHANGE ACT, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS, BEFORE PURCHASING THE SHARES OFFERED HEREBY. SUCH RISK FACTORS COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE COMPANY'S FORWARD-LOOKING STATEMENTS IN THIS PROSPECTUS OR HAVE A MATERIAL ADVERSE EFFECT UPON THE COMPANY'S BUSINESS, RESULTS OF OPERATIONS, PROSPECTS AND FINANCIAL CONDITION.

                         THE COMPANY

EP MedSystems, Inc. designs, manufactures and markets a broad-based line of products for the cardiac electrophysiology ("EP") market for the purpose of diagnosing, monitoring, managing and treating irregular heartbeats known as arrhythmias. This product line includes the EP WorkMate, a computerized monitoring and analysis workstation (the "EP WorkMate"), the EP-3 computerized electrophysiology stimulator (the "EP-3 Stimulator" or "EP-3") and the PaceBase/TeleTrace III receiver, an integrated ECG monitoring device and computerized transmission system for automation of pacemaker and arrhythmia follow-up testing and data archiving. The Company's product line also includes diagnostic electrophysiology catheters, temporary pacing catheters and related disposable supplies.

The Company has also developed a new product for internal cardioversion of atrial fibrillation known as the ALERT System (the "ALERT System"), which uses a patented electrode catheter to deliver measured, variable, low energy electrical impulses directly to the inside of the heart in order to convert atrial fibrillation to a normal heart rhythm. As of April 28, 1998, the ALERT System is undergoing clinical trials in the United States.

The Company was incorporated in New Jersey in January, 1993.
The  Company's principal offices are located at 100  Stierli
Court, Mount Arlington, NJ 07856, and its telephone number is 973-398-2800.


                       USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Shares by the Selling Security Holders. The net proceeds from the sale of the Shares will be received by the Selling Security Holders.


                  SELLING SECURITY HOLDERS
The following table sets forth information as of April 17, 1998 with respect to each of the Selling Security Holders, including their respective names, record holdings of shares of the Company's Common Stock owned before the offering of the Shares, the number of shares of Common Stock being offered for each of their respective accounts and the number of shares of Common Stock to be owned of record by each of them immediately following the sale of the shares.

                                  Shares of                          Common
                                   Common          Shares of        Stock to
       Name of                   Stock Owned        Common          be Owned
   Selling Security                Before         Stock Being      After the
        Holder                    Offering      Offered (1) (2)     Offering
---------------------            -----------    ---------------    ---------
SC Fundamental Value
Fund, LP (3)                       376,800          339,500          37,300
10 East 50th Street
New York, NY 10022

SC Fundamental Value
BVI, Ltd. (3)                      373,200          335,500          37,700
c/o SC BVI Partners
10 East 50th Street
New York, NY 10022

H & Q Life Sciences
 Investors  (3) (4)                430,000          430,000            0
50 Rowes Wharf
Boston, MA 02110-6679

H & Q Healthcare
 Investors (3) (4)                 645,000          645,000            0
50 Rowes Wharf
Boston, MA 02110-6679

Special Situations Fund
 III LP (3)                        411,000          375,000          36,000
153 East 53rd Street
New York, NY 10022

Special Situations
Cayman Fund (3)                   137,000          125,000          12,000
153 East 53rd Street
New York, NY 10022

(1) Assumes the sale of all the Shares offered by each of the Selling Security Holders.

(2) On April 9, 1998, the Selling Security Holders purchased 2,250,000 Shares of Common Stock in a private placement of such securities conducted by the Company. The aggregate offering proceeds from the sale of the Shares was $5,062,500, based on a per share price of $2.25. The Company intends to use the proceeds of the private placement for working capital and general corporate purposes.

(3) SC Fundamental Value Fund, LP and SC Fundamental Value BVI, Ltd. share common management. H&Q Life Sciences
  Investors  and  H&Q  Healthcare  Investors  share   common
  management. The management companies of Special Situations Fund III LP and Special Situations Cayman Fund share certain common ownership.

(4)    H&Q   Life  Sciences  Investors  and  H&Q  Healthcare
  Investors are significant shareholders of the Company by virtue of their holding in the aggregate greater than 10% of the issued and outstanding common stock.

Except  as  described  above, none of the  Selling  Security
Holders has held any position or office or has had any other material relationship with the Company, or any of its affiliates, within the past three years.


                    PLAN OF DISTRIBUTION

All of the Shares offered hereby may be sold from time to time by the Selling Security Holders, or by their permitted assigns or permitted transferees. The sale of the Shares by the Selling Security Holders may be effected from time to time in transactions through Nasdaq, or on one or more other securities markets and exchanges on which the Shares are then listed, in privately negotiated transactions, through the writing of options on the Shares, or otherwise, or through a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, any of the Shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold in transactions complying with such Rule, rather than pursuant to this Prospectus.

The Selling Security Holders may effect the above-mentioned transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Any broker-dealer may act as a broker-dealer on behalf of the Selling Security Holders in connection with the offering of certain of the Shares by the Selling Security Holders. Any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principal may be deemed to be underwriting discounts and commissions under the Securities Act. In order to comply with the securities laws of certain states, if applicable, the Shares will be sold  in  such  jurisdictions,  if  required,  only  through registered or licensed broker-dealers. In addition, in certain states, the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and the conditions of such exemption have been satisfied.

None of the proceeds from the sale of the Shares by the Selling Security Holders will be received by the Company. There can be no assurance that the Selling Security Holders will sell any or all of the Shares offered by them hereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in distribution of Shares of Common Stock offered hereby may not simultaneously engage in market making activities for the Common Stock for a period of two business days prior to the commencement of such distribution. In addition, each Selling Security Holder and any other person who participates in a distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Rule 10b-2, 10b-6 and 10b-7, which provisions may limit the timing of purchases and affect the marketability of the Shares of Common Stock and the ability of any person to engage in market making activities for the shares of Common Stock.

The Company has the right to suspend use of this Prospectus for a discrete period of time under certain circumstances.

At the time a particular offering of Shares is made, to the extent required, Prospectus Supplement will be distributed which will set forth the number of Shares being offered and the terms of the offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Security Holders, any discounts commissions and other items constituting compensation from the Selling Security Holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

The expenses of the registration of the Shares under the Securities Act, and the registration or qualification of the Shares under any applicable state securities laws will be paid by the Company. The Company and each Selling Security Holder have agreed to indemnify each other and certain other persons against certain liabilities in connection with the offering of the Shares, including liabilities under the Securities Act.


                        LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for the Company by Stradley Ronon, Stevens & Young,
LLP, Philadelphia, PA.

                           EXPERTS

The consolidated financial statements of the Company incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, Independent Public Accountants, as indicated in their report with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.






















                     EP MedSystems, Inc.

                     2,250,000 SHARES OF
                        COMMON STOCK

                         PROSPECTUS

                      April      , 1998

                           PART II
         INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses of the registrant in connection with the issuance and distribution of the Shares (all amounts are estimated except the Commission registration fee). Selling commissions and fees and stock transfer taxes are payable individually by the Selling Security Holders.


SEC registration fee                       $ 1,867
Blue sky filing fees and expenses           10,000
Legal fees and expenses                     30,000
Accountants' fees and expenses               3,000
Cost of printing                               500
Miscellaneous expenses                         633
                                           -------
          Total                            $46,000


Item 15.  Indemnification of Directors and Officers

Reference is made to Section 14A:3-5 of the New Jersey Business Corporation Act, as amended, (the "BCA") which sets forth the extent to which a corporation may indemnify its directors, officers and employees. More specifically, such law empowers a corporation to indemnify a corporate agent against his or her expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his or her being or having been a corporate agent if (a) the corporate agent acted in good faith or in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and (b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his or her conduct was unlawful. For purposes of such law the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise, or the legal representative of any such director, officer, trustee, employee or agent. For purposes of this section, "proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his or her expenses (but not his or her liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his or her being or having been a corporate agent if the agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation. However, only a court can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable to the corporation.

The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or (iii) by the stockholders.



                            II-1

A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him or her the requested indemnification. In advance of the final disposition of a proceeding, the Board of Directors may direct the corporation to pay an agent's expenses if the agent agrees to repay the expenses in the event that it is ultimately determined that he is not entitled to indemnification.

The Company's Certificate of Incorporation and Bylaws provide that the Company may indemnify its directors, officers, Scientific Advisory Board members, employees and other agents to the fullest extent permitted by New Jersey law; provided, that such persons acted in good faith and in a manner reasonably believed to be in the best interest of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. The Company also maintains liability insurance for its officers and directors. There can be no assurance, however, that the Company will be able to maintain such insurance on reasonable terms.

In addition, Section 14A:2-7 of the BCA provides that a New Jersey corporation may include within its Certificate of Incorporation provisions eliminating or limiting the personal liability of its directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve a breach of a duty of loyalty to the corporation or its shareholders, were performed in good faith, did not involve a knowing violation of law or result in an improper personal benefit.

The Company's Certificate of Incorporation and Bylaws provide that a director of the Company will not be personally liable to the Company or its shareholders for damages for breach of any duty owed to the Company or its shareholders, except for liabilities arising from any breach of duty based upon an act or omission (i) in breach of the duty of loyalty to the Company, (ii) not in good faith or involving a knowing violation of law or (iii) resulting in receipt by such director or officer of an improper personal benefit.

                            II-2

Item 16.  Exhibits.

Exhibit Number      Description
      4.1 Common Stock Purchase Agreement, dated April 9, 1998, among the Company and each of the Selling Security Holders (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 14, 1998 and incorporated herein by reference).

      4.2 Registration Rights Agreement, dated April 9, 1998, among the Company and each of the Selling Security Holders (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K dated April 14, 1998 and incorporated herein by reference).

      5.1 Opinion of Stradley Ronon, Stevens & Young, LLP, regarding the legality of the Shares.

     23.1 Consent of Arthur Andersen LLP.

     23.2  Consent of Stradley Ronon, Stevens & Young,  LLP
(contained in Exhibit 5.1).


                            II-3

Item 17.  Undertakings

The undersigned registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");
b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                Provided,  however, that the registrant
     does  not  need to make post-effective  amendments
     with  respect  to  the information  set  forth  in
     paragraphs a) and b) above if such information  is
     contained  in  periodic  reports  filed  with  the
     Commission  by the registrant under  the  Exchange
     Act   and   such   periodic  reports   have   been
     incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the Securities being registered that remain unsold after the termination of the offering.

     4. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore,
     unenforceable.   In  the  event  that   a   claim   for
     indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                            II-4

                         SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Mount Arlington, State of New Jersey, on April 23, 1998.

                              EP MedSystems, Inc.
                              By:  /s/ David A. Jenkins
                                   David A. Jenkins
                                   Chairman of the Board and
                                   Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                  Date
/s/  David A. Jenkins                           April 23, 1998
     ----------------                           --------------
     David A. Jenkins, Chairman, President
     and Chief Executive Officer
     (Principal Executive Officer)

/s/  James J. Caruso                            April 23, 1998
     ---------------                            --------------
     James J. Caruso, Chief Financial
     Officer and Secretary
     (Principal Accounting Officer)

     -----------------------                   ---------------
     David W. Mortara, Ph.D.
     Director

/s/  Lestor J. Swenson                          April 23, 1998
     -----------------                          --------------
     Lestor J. Swenson
     Director

/s/  Anthony J. Varrichio                       April 23, 1998
     --------------------                       --------------
     Anthony J. Varrichio
     Director

                            II-5

                        EXHIBIT INDEX

Exhibit No.         Description
      4.1 Common Stock Purchase Agreement, dated April 9, 1998, between the Company and each of the Selling Security Holders (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K dated April 14, 1998 and incorporated herein by reference).

      4.2 Registration Rights Agreement, dated April 9, 1998, between the Company and each of the Selling Security Holders (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K dated April 14, 1998 and incorporated herein by reference).

      5.1 Opinion of Stradley Ronon, Stevens & Young, LLP regarding the legality of the Shares.

     23.1 Consent of Arthur Andersen LLP.

      23.2  Consent of Stradley Ronon, Stevens & Young,  LLP
(contained in Exhibit 5.1).



                                                 EXHIBIT 5.1

[Stradley Ronon Stevens & Young Letterhead]

                                              April 29, 1998

EP MedSystems, Inc.
100 Stierli Court
Mt. Arlington, NJ 07856

     Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to and for EP MedSystems, Inc., a New Jersey corporation (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 dated April 29, 1998 (the "Registration
Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering the resale of up to 2,250,000 shares (the "Shares") of its common stock, no par value, stated value $.001 per share (the "Common Stock").

We have examined the Company's Amended and Restated Certificate of Incorporation, Bylaws, as amended, resolutions of the Board of Directors of the Company and such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering this opinion.

In rendering this opinion, we have assumed and relied upon, without independent investigation, other than the inquiry referred to above, (I) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

The laws covered by the opinions expressed herein are limited to (a) the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and (b) the New Jersey Business Corporation Act.

This opinion is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied., or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Shares of Common Stock of the Company covered by the Registration Statement have been duly authorized and are validly issued, fully paid and nonassessable.

We hereby consent to (i) the filing of this opinion letter as an exhibit to the Registration Statement and (ii) to the reference under the caption "Legal Matters" in the Prospectus contained within the Registration Statement to our firm as the legal counsel that has passed upon the validity of the Common Stock to be offered pursuant to the Registration Statement.

Very truly yours,

Stradley Ronon, Stevens & Young, LLP

By: /s/   Dean M. Schwartz
          ----------------
          Dean M. Schwartz, a Partner


                                                EXHIBIT 23.1

Consent   of   Arthur   Andersen  LLP,  Independent   Public
Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 11, 1998, included in EP MedSystems, Inc.'s Form 10-KSB for the year ended December 31, 1997 and to all references to our firm included or incorporated by reference in this registration statement.


                                     /s/ Arthur Andersen LLP
                                    ------------------------
New York, New York
April 23, 1998